EXHIBIT 10.3

AMERICASBANK CORP.

STOCK OPTION CERTIFICATE

THIS CERTIFIES THAT AMERICASBANK CORP., a Maryland corporation (the “Company”), has awarded to                      (the “Employee”), under the AMERICASBANK CORP. 2004 STOCK INCENTIVE PLAN (the “Plan”), incentive stock options (each an “Option”; collectively, the “Options”) to purchase              shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $              per share (the “Exercise Price”). This Certificate constitutes part of and is subject to the terms and provisions of the attached Incentive Stock Option Grant Agreement, which is incorporated by reference herein.

Grant Date:

Expiration Date: Subject to the provisions of Section 7 of the attached Incentive Stock Option Grant Agreement, the Options expire at 5:00 p.m. Eastern Time on the last business day prior to the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Vesting Schedule: The Options vest and become exercisable in accordance with the vesting schedule set forth on Exhibit A to the attached Incentive Stock Option Grant Agreement. The extent to which the Options are vested and exercisable as of a particular vesting date is rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share on the last vesting date.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this              day of                      , 20    .

AMERICASBANK CORP.

By:
Name:
Title:

The undersigned hereby acknowledges that he/she has carefully read the attached Incentive Stock Option Grant Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

EMPLOYEE:

Name:
Date:

Enclosures:	Incentive Stock Option Grant Agreement
AMERICASBANK CORP. 2004 STOCK INCENTIVE PLAN
Exercise Form

Grant No.

Incentive Stock Option Grant Agreement

Under The

AMERICASBANK CORP. 2004 STOCK INCENTIVE PLAN

1. Terminology. All capitalized words that are not defined in this Incentive Stock Option Grant Agreement (this “Agreement”) have the meanings specified in the Plan or the Stock Option Certificate. For purposes of this Agreement, the terms below have the following meanings:

“Bank” means AmericasBank, a wholly owned subsidiary of the Company.

“Cause” has the meaning ascribed to such term or words of similar import in the Employee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means the Employee’s (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Employee’s duties or willful failure to perform the Employee’s responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Employee for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

“Company” includes AMERICASBANK CORP. and its Affiliates, except where the context otherwise requires.

“Option Shares” mean the shares of Common Stock underlying the Options.

“Total and Permanent Disability” has the meaning ascribed to such term or words of similar import in the Employee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Employee is totally and permanently disabled will be final and binding on all parties concerned.

2. Vesting. The Options vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the “Vesting Schedule”), so long as the Employee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options after the Employee ceases to be in either an employment or other service relationship with the Company.

3. Exercise of Options.

(a) Right to Exercise. The Employee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 4 below describes certain limitations on exercise of the Options that apply in the event of the Employee’s death, Total and Permanent Disability, or termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

Grant No.

(b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.

(c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion. In addition, at the sole discretion of the Administrator, payment of the Exercise Price may be made by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator or such other payment method as may be acceptable to the Administrator from time to time in its sole discretion.

(d) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Employee or such other person exercising the Options the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

4. Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Employee ceases to be employed by, or in a service relationship with, the Company for any reason other than death or Total and Permanent Disability, (i) the unvested Options terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 90-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 90-day period.

(b) Disability of Employee. Notwithstanding the provisions of Section 4(a) above, if the Employee ceases to be employed by, or in a service relationship with, the Company as a result of the Employee’s Total and Permanent Disability, (i) the unvested Options terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

(c) Death of Employee. If the Employee dies prior to the expiration or other termination of the Options, (i) the unvested Options terminate immediately upon the Employee’s death, and (ii) the vested Options remain exercisable during the one-year period following the Employee’s death, but in no event after the Expiration Date, by the Employee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

(d) Cause. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Employee’s discharge of employment or other service relationship for Cause.

(e) Change in Status. If the Employee’s relationship with the Company ceases to be a “common law employee” relationship but the Employee continues to provide bona fide services to the Company following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of employment or other service relationship shall not be deemed to have occurred for

Grant No.

purposes of this Section 4 upon such change in relationship. Notwithstanding the foregoing, the Options shall not be treated as incentive stock options within the meaning of Code section 422 with respect to any exercise that occurs more than three months after such cessation of the common law employee relationship (except as otherwise permitted under Code section 421 or 422).

5. [Intentionally Omitted]

6. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution. In addition, during the lifetime of the Employee, the Options may be exercised only by the Employee or, during the period the Employee is under a legal disability, by the Employee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

7. Qualified Nature of the Options. The Options are intended to qualify as incentive stock options within the meaning of Code section 422 (“Incentive Stock Options”), to the fullest extent permitted by Code section 422, and this Agreement shall be so construed. Pursuant to Code section 422(d) the aggregate fair market value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by the Employee in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate fair market value would otherwise exceed $100,000 or other applicable amount in any calendar year, such Incentive Stock Options shall not be exercisable by the Employee during that calendar year, and shall be exercisable in the next succeeding calendar year (subject, in each case, to the provisions of Section 4 hereof), subject again to the foregoing limitations; provided, however, that this limitation shall not apply to any Option in the calendar year in which it expires or terminates under this Agreement, and to the extent the aggregate fair market value limitation is exceeded in that year the Options shall be treated as nonstatutory stock options. For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of Incentive Stock Options and the shares of Common Stock that are to be treated as stock acquired pursuant to nonstatutory stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

Notwithstanding anything herein to the contrary, if the Employee owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(f)) on the Grant Date, then (A) the Exercise Price is the greater of (1) the Exercise Price stated on the Stock Option Certificate which is attached hereto and constitutes a part of this Agreement or (2) 110% of the Fair Market Value of the Common Stock on the Grant Date, and (B) the Expiration Date is the last business day prior to the fifth anniversary of the Grant Date.

Code section 422 provides additional limitations respecting the treatment of these Options as Incentive Stock Options.

8. Notice of Disqualifying Disposition. If the Employee makes a disposition (as that term is defined in Code section 424(c)) of any Option Shares acquired pursuant to these Options within two years after the Grant Date or within one year after the Option Shares are transferred to the Employee, the Employee agrees to notify the Administrator of such disposition in writing within 30 days of the disposition.

9. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll or any other payment of any kind due the Employee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require the Employee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

Grant No.

The Administrator may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

10. Change of Control Transactions. (a) In the event of any transaction resulting in a Change of Control excluding a transaction described in clause (iv) of the definition of Change of Control, (i) all outstanding Options shall become fully vested immediately before the effective time of the Change of Control, and (ii) the Employee will be permitted, immediately before the Change of Control, to exercise all portions of such Options that are then exercisable or which become exercisable upon or prior to the effective time of the Change of Control.

(b) Notwithstanding any other provisions of this Agreement to the contrary, if the aggregate of the payments provided for in this Agreement and other payments and benefits which the Employee has the right to receive from the Employer (the “Total Payments”) would constitute a “parachute payment,” as defined in Section 280G(b)(2) of the Code, the Employee shall receive the Total Payments unless (a) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee and the amount of any excise taxes payable by the Employee under Section 4999 of the Code that would be payable by the Employee (the “Excise Taxes”)) if the Employee were to receive the Total Payments has an aggregate value less than (b) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee) if the Employee were to receive the Total Payments reduced to the largest amount as would result in no portion of the Total Payments being subject to Excise Taxes (the “Reduced Payments”), in which case the Employee shall be entitled only to the Reduced Payments. If the Employee is to receive the Reduced Payments, the Employee shall be entitled to determine which of the Total Payments, and the relative portions of each, are to be reduced.

(c) Any payments made to Employee pursuant to this Agreement or otherwise are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

11. Survival of Representations and Warranties. All representations, warranties, covenants, and agreements contained herein or made in writing by Employee in connection with the transaction contemplated hereby shall survive the execution and delivery of this Agreement.

12. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Employee, nor be construed as a contract of employment or service relationship between the Company and the Employee, or as a contractual right of Employee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Employee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest or any other adverse effect on the Employee’s interests under the Plan.

13. No Rights as a Stockholder. The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

14. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible

Grant No.

into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15. Employee. Whenever the word “Employee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Employee” shall be deemed to include such person.

16. Representations and Warranties of Employee. The Employee represents and warrants to the Company that the Employee has received a copy of the Plan and this Agreement, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Employee acknowledges that there may be adverse tax consequences upon the exercise and/or disposition of the Option Shares, and that the Employee should consult a tax adviser prior to such disposition.

17. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Employee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

18. Entire Agreement; Amendment; Waiver. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such waiver is sought.

19. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

20. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Employee hereby agrees and submits to the personal jurisdiction and venue thereof.

21. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

EXERCISE FORM

[IF SHARES ISSUABLE UPON EXERCISE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED]

Administrator of 2004 Stock Incentive Plan

c/o Office of the Corporate Secretary

AMERICASBANK CORP.

________________________

________________________

________________________

Ladies and Gentlemen:

I hereby exercise the Options granted to me on                     ,     , by AMERICASBANK CORP. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the AMERICASBANK CORP. 2004 Stock Incentive Plan (the “Plan”), and notify you of my desire to purchase              shares of Common Stock of the Company at a price of $             per share pursuant to the exercise of said Options.

This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Options (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the “Shares”) as follows:

(a) I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

(b) I understand that the Shares are being issued without registration under the Securities Act, in reliance upon one or more exemptions contained in the Securities Act, and such reliance is based in part on the above representation. I also understand that the Company is not obligated to comply with the registration requirements of the Securities Act or with the requirements for an exemption under Regulation A under the Securities Act for my benefit.

(c) I have had such opportunity as I deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

(d) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(e) I recognize the speculative nature and the high risk of loss associated with the acquisition of the Shares and the operation of the Company. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

(f) I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available and, therefore, they may need to be held indefinitely; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act. As a condition to any transfer of the Shares, I understand that the Company may require an opinion of counsel satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act or any state securities law.

(g) I understand that the certificates for the Shares to be issued to me will bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.”

Appropriate stop transfer instructions will be issued by the Company to its transfer agent.

Total Amount Enclosed: $

Date:

_____________________________

(Employee)

Received:

AMERICASBANK CORP.

By:
Name:
Title:

Date:

2

EXERCISE FORM

[IF SHARES ISSUABLE UPON EXERCISE ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED]

Administrator of 2004 Stock Incentive Plan

c/o Office of the Corporate Secretary

AMERICASBANK CORP.

____________________

____________________

____________________

I hereby exercise the Options granted to me on                      by AMERICASBANK CORP. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the AMERICASBANK CORP. 2004 Stock Incentive Plan, as amended, and notify you of my desire to purchase shares of Common Stock of the Company at a price of $                      per share pursuant to the exercise of said Options.

Total Amount Enclosed: $

Date:

____________________________

Employee

Received:

AMERICASBANK CORP.

By:
Name:
Title:

Date:

EXHIBIT A